UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 Fifth Avenue, 8th Floor New York, New York (Address of principal executive offices)	10003 (Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As described under Item 5.07 of this Current Report, at the 2013 annual meeting of stockholders (the “Annual Meeting”) of Medidata Solutions, Inc. (the “Company”) held on April 30, 2013, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2009 Long-Term Incentive Plan to increase the number of shares available for issuance by 1,500,000 shares, from 4,000,000 to 5,500,000 shares (as amended and restated in the form attached as Annex A to the Company’s proxy statement filed with the Securities and Exchange Commission on March 27, 2013, the “Second Amended and Restated 2009 Long-Term Incentive Plan”). The board of directors of the Company had previously approved and adopted, subject to stockholder approval, the Second Amended and Restated 2009 Long-Term Incentive Plan, which became effective as of the date of the Annual Meeting.

A copy of the Second Amended and Restated 2009 Long-Term Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on April 30, 2013, the Company’s stockholders took the following actions: (1) elected seven directors to serve on the board of directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement (the “Say on Pay Vote”); (3) voted to approve an amendment to the Company’s Amended and Restated 2009 Long-Term Incentive Plan to increase the number of shares available for issuance by 1,500,000 shares, from 4,000,000 to 5,500,000 shares; and (4) ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. For more information about the foregoing proposals, see the Company’s proxy statement filed with the Securities and Exchange Commission on March 27, 2013, the relevant portions of which are incorporated herein by reference.

The number of shares of common stock entitled to vote at the Annual Meeting was 26,543,444. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 24,128,359. The voting results for each proposal are set forth below.

Proposal 1. Election of Directors

The seven director nominees who received the highest number of votes (all of the individuals listed below) were elected to the board of directors, and will serve as directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified. The votes cast for or withheld with respect to each nominee and the number of broker non-votes with respect to each nominee were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Tarek A. Sherif	21,350,587	606,891	2,170,881
Glen M. de Vries	21,414,239	543,239	2,170,881
Carlos Dominguez	21,101,827	855,651	2,170,881
Neil M. Kurtz, M.D.	21,053,917	903,561	2,170,881
George W. McCulloch	21,417,038	540,440	2,170,881
Lee A. Shapiro	21,427,893	529,585	2,170,881
Robert B. Taylor	21,427,793	529,685	2,170,881

Proposal 2. Advisory Vote on Executive Compensation (the Say on Pay Vote)

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative. There were 21,459,495 votes, or 97.73% of the total outstanding eligible votes, cast for this proposal, with 437,813 votes against it, 60,170 votes abstaining and 2,170,881 broker non-votes.

Proposal 3. Second Amended and Restated 2009 Long-Term Incentive Plan

Stockholders voted to approve an amendment to the Company’s Amended and Restated 2009 Long-Term Incentive Plan to increase the number of shares available for issuance by 1,500,000 shares, from 4,000,000 to 5,500,000 shares. There were 12,671,497 votes, or 57.70% of the total outstanding eligible votes, cast for this proposal, with 9,221,012 votes against it, 64,969 votes abstaining and 2,170,881 broker non-votes.

Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The results of the voting included 23,574,759 votes for, 500,792 votes against, and 52,808 votes abstained.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Medidata Solutions, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.
Date: May 1, 2013

	By:	MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President—General Counsel and Secretary